Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2009 RESULTS

Second quarter net loss of $69,000 compared with net income of $2,846,000 last year

Second quarter sales decreased 3.5%; comparable store sales decreased 12.4%

SAVANNAH, GA (August 19, 2009) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the second quarter of fiscal 2009.

Financial Highlights — Second quarter ended August 1, 2009

Total sales in the second quarter ended August 1, 2009 decreased 3.5% to $111.6 million compared with $115.7 million in the second quarter ended August 2, 2008.  Comparable store sales decreased 12.4% in the second quarter.  A net loss of $69,000 was recognized in this year’s second quarter compared with net income of $2.8 million in the second quarter of 2008.  Loss per diluted share was $(0.00) in the second quarter of 2009 compared with earnings per diluted share of $0.20 in the second quarter of 2008.

Sales and earnings in this year’s second quarter were adversely affected by a difficult comparison to the second quarter of 2008 when our customers’ spending increased due to the government stimulus checks.  As is typical when comparable store sales are negative, gross margin was lower in this year’s second quarter due to higher merchandise markdowns; however, the overall decline in gross margin was limited to 60 basis points due to continued improvement in inventory shrinkage results.  Selling, general and administrative expenses were managed tightly, increasing only 5.7%, even with a 13% increase in store selling square footage since last year’s second quarter.

Store activity in the second quarter of 2009 included eight new openings, one expansion and three closings, resulting in a total store count of 370 at the end of the quarter.

Financial Highlights — First half ended August 1, 2009

Total sales in the first half of fiscal 2009 increased 7.6% to $254.7 million compared with $236.7 million in the first half of fiscal 2008.  Comparable store sales decreased 2.2% in the first half of this year.  Net income was $7.9 million compared with $8.0 million in last year’s first half.  Earnings per diluted share were $0.54 in the first half of 2009 compared with $0.56 in 2008’s first half.

Fiscal 2009 Outlook

The Company estimates that 2009 earnings will be in a range of $1.28 to $1.33 per diluted share which includes an anticipated 2009 comparable store sales increase of approximately 1%.  For the year, the Company expects to increase selling square footage by at least 15%.  The effective tax rate for 2009 is estimated to be in a range of 34% to 35%.  An unrealized pretax loss on investments of $728,000 recorded in the first quarter of 2009 was almost entirely reversed in the second quarter through an unrealized pretax gain of $671,000 due to an improvement in the credit spreads and liquidity in the auction rate securities market.  Accordingly, the outlook for the full year includes only an insignificant unrealized loss.

104 Coleman Blvd., Savannah, Ga 31408  •  (912) 236-1561  •  Fax  (912) 443-3674

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (212) 231-2903.  A replay of the conference call will be available until August 26, 2009, by dialing (402) 977-9140 and entering the passcode, 21431697.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue through August 26, 2009.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening 7 stores thus far in August 2009, the Company currently operates 377 stores located in 24 states in the Southeast, Mid-Atlantic and Midwest regions and the states of Texas and California.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	August 1, 2009	August 2, 2008
	(unaudited)	(unaudited)
Net sales	$111,605	$115,655
Cost of sales	69,011	70,731
Gross profit	42,594	44,924
Selling, general and administrative expenses	38,994	36,877
Depreciation and amortization	4,455	4,078
Income (loss) from operations	(855)	3,969
Interest income	105	557
Interest expense	(28)	(75)
Unrealized gain on investment securities	671	—
Income (loss) before income tax expense (benefit)	(107)	4,451
Income tax expense (benefit)	(38)	1,605
Net income (loss)	$(69)	$2,846

Basic net income (loss) per common share	$(0.00)	$0.20
Diluted net income (loss) per common share	$(0.00)	$0.20

Net income (loss) attributable to common shares (1):
Basic	$(69)	$2,807
Diluted	$(69)	$2,808

Weighted average shares used to compute basic net income (loss) per share	14,365	14,095
Weighted average shares used to compute diluted net income (loss) per share	14,365	14,279

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	August 1, 2009	August 2, 2008
	(unaudited)	(unaudited)
Net sales	$254,702	$236,651
Cost of sales	154,920	144,964
Gross profit	99,782	91,687
Selling, general and administrative expenses	79,127	73,118
Depreciation and amortization	8,828	7,781
Income from operations	11,827	10,788
Interest income	244	1,425
Interest expense	(69)	(162)
Unrealized loss on investment securities	(57)	—
Income before income tax expense	11,945	12,051
Income tax expense	4,085	4,037
Net income	$7,860	$8,014

Basic net income per common share	$0.54	$0.56
Diluted net income per common share	$0.54	$0.56

Net income attributable to common shares (1):
Basic	$7,700	$7,927
Diluted	$7,700	$7,928

Weighted average shares used to compute basic net income per share	14,342	14,071
Weighted average shares used to compute diluted net income per share	14,370	14,248

(1) Net of income allocated to nonvested restricted stockholders

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	August 1, 2009	August 2, 2008
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$36,361	$7,191
Short-term investment securities	42,468	—
Inventory	88,829	85,330
Other current assets	13,199	11,374
Property and equipment, net	59,741	57,165
Long-term investment securities	—	50,936
Other noncurrent assets	4,744	6,679
Total assets	$245,342	$218,675

Liabilities and Stockholders’ Equity:
Accounts payable	$46,129	$43,521
Accrued liabilities	20,336	17,461
Other current liabilities	2,370	4,043
Noncurrent liabilities	8,836	7,483
Total liabilities	77,671	72,508

Total stockholders’ equity	167,671	146,167
Total liabilities and stockholders’ equity	$245,342	$218,675